Exhibit 10.16

SIXTH AMENDMENT

OF THE

SKY FINANCIAL GROUP, INC. NON-QUALIFIED RETIREMENT PLAN

(As Amended and Restated Effective January 1, 1999)

WHEREAS, Sky Financial Group, Inc. (the “Company”) maintains the Sky Financial Group, Inc. Non-Qualified Retirement Plan (the “Plan”) for a select group of its management and highly compensated employees;

WHEREAS, the Company has delegated authority to amend the Plan to the Sky Financial Group, Inc. Benefit Plans Committee (the “Committee”), and the Committee has determined that amendment of the Plan is necessary and desirable.

NOW, THEREFORE, pursuant to the power reserved to the Committee by Section 8.1 of the Plan, and by virtue of the authority delegated to the undersigned by resolution of the Committee, the Plan, as previously amended, be and is hereby amended further, in the following particulars, effective as of December 15, 2002:

1. By substituting the following for the second sentence of Section 1.22 of the Plan:

“If an Eligible Employee terminates employment with an Employer but continues in service as a Director, the Committee will not automatically consider the Participant to have incurred an Employment Termination.”

2 By substituting the following for the second sentence of Section 6.1 of the Plan:

“A Participant’s Accounts, except for the Participant’s Stock Option Deferral Account, will be distributed to him or her in cash, unless otherwise provided by the Committee in its sole discretion.”

3. By adding the following to the end of the first paragraph of Section 6.2 of the Plan:

“Notwithstanding the foregoing, with respect to a distribution of a Participant’s Account prior to the date of his or her Employment termination, the Participant may elect to receive a distribution from his or her Account only in the form set forth in clause (ii) and subsection (c) of Section 6.3 hereof.”

3. By substituting the following for Section 6.3 of the Plan:

“6.3. Timing of Distribution. The balance of a Participant’s Accounts shall be distributed to or with respect to the Participant only: (i) upon any date following Employment Termination, as elected by the Participant at least 12-months prior to such date following Employment Termination, (ii) upon any date before Employment Termination, as elected by the Participant, at least 12-months prior to such date, in accordance with subparagraph (c) below, (iii) because of hardship in accordance with Section 6.5, or (iv) to the extent a Participant’s Account balance becomes subject to immediate income taxation.

(a) Notwithstanding the Participant’s election, distribution of a Participant’s Accounts will begin as soon as practicable after the 10-year anniversary of the Participant’s Employment Termination; except that distributions to a Participant will not begin sooner than 12-months following his or her election as to the form and timing of such distributions.

(b) Notwithstanding anything in this Section to the contrary, the balance of a Participant’s Stock Option Deferral Account may not be distributed to or with respect to the Participant until a date that is at least 12 months from the date of exercise of the applicable Option.

(c) A Participant may elect, generally at the time of any Deferral Agreement, to receive a lump sum distribution of all or a portion of his or her Accounts, as of any date; provided that each Participant may specify and have outstanding at any time no more than five different future dates for such distributions (as each specified date passes and the distribution is made, an additional specified future date distribution election could be made). An election made in accordance with this subsection (c) will apply only to distributions of the Participant’s Account made prior to the date of the Participant’s Employment Termination.

(d) Notwithstanding the Participant’s election, distribution of a Participant’s Accounts will begin as soon as practicable after the Participant’s death.

(e) Notwithstanding the foregoing, the date for commencement of payment of a Participant’s Discretionary Company Contributions Account shall be determined by the Committee in its sole discretion.”

4. By substituting the following for the first sentence of Section 6.5 of the Plan:

“If a Participant dies before full distribution of his or her Account, any remaining amounts shall be distributed as soon as practicable after the Participant’s death, to the beneficiary, and in the method, designated by the Participant in a writing delivered most recently to the Committee prior to death.”

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IN WITNESS WHEREOF, the undersigned Committee member has executed this Plan amendment on behalf of the Committee, this 11th day of February 2003.

SKY FINANCIAL GROUP, INC. BENEFIT PLANS COMMITTEE

By:	\s\ Kevin T. Thompson
Kevin T. Thompson
A Member of the Committee